AMENDED AND RESTATED

INCENTIVE RESTRICTED SHARE PLAN

OF

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

SECTION 1.     PURPOSES OF THE PLAN AND DEFINITIONS

1.1            Purposes. The purposes of the Amended and Restated Incentive Restricted Share Plan (this “Plan”) of American Realty Capital Global Trust, Inc. (the “Company”) are to:

(1)               provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;

(2)               encourage selected persons to accept positions with or continue to provide services to the Company, the Advisor and Affiliates of the Company; and

(3)               increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Shares.

To accomplish these purposes, this Plan provides a means whereby employees of the Advisor and Affiliates of the Company, officers of the Company, the Advisor and Affiliates of the Company, Directors and other enumerated persons may receive Awards.

1.2            Definitions. For purposes of this Plan, the following terms have the following meanings:

“Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all such functions. The initial Advisor is American Realty Capital Global Advisors, LLC.

“Affiliate” means any Person (other than an Advisor), whose employees, directors or officers are eligible to receive Awards under this Plan. The determination of whether a Person is an Affiliate shall be made by the Board acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Articles of Incorporation” means the articles of incorporation of the Company, as the same may be amended from time to time.

“Award” means any award of Restricted Shares or RSUs under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder.

“Company” means means American Realty Capital Global Trust, Inc.

“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

“Effective Date” has the meaning given it in Section 15.

“Eligible Person” has the meaning set forth in Section 2.

“Employment Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee or Director of, or a consultant to, the Company, the Advisor or any Affiliate of the Company. However, the term “Employment Termination” shall not include a transfer of a Participant from the Company to the Advisor or any Affiliate of the Company or the Advisor or vice versa, or from any such Affiliate to another, or a leave of absence duly authorized by the Company unless the Board has provided otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means with respect to Shares:

(i)                 If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.

(ii)               If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no secondary trading market for the Shares, their Fair Market Value shall be determined in good faith by the Board.

“Grant Date” has the meaning set forth in Section 5.1(c).

“Participant” means an Eligible Person who is granted an Award.

“Person” means an individual, a corporation, partnership, trust, association, or any other entity.

“Plan” means this Incentive Restricted Share Plan of American Realty Capital Global Trust, Inc.

“Restricted Shares” means an Award of restricted shares granted under Section 5.2.

“Restricted Stock Unit” or “RSU” means a contractual right granted to an Eligible Person under Section 5.3 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means common shares of capital stock of the Company, $0.01 par value per share.

SECTION	2. ELIGIBLE PERSONS

“Eligible Person” means every person who, at or as of the Grant Date, is

(a)                a full-time employee of the Advisor, the Company or any Affiliate of the Company;

(b)               an officer of the Company, the Advisor or any Affiliate of the Company;

(c)                a Director of the Company;

(d)               a director of the Advisor or any Affiliate of the Company; or

(e)                someone whom the Board designates as eligible for an Award because the person:

     (i)                 performs bona fide consulting or advisory services for the Company, the Advisor or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and

     (ii)               has a direct and significant effect on the financial development of the Company or any Affiliate of the Company,

shall be eligible to receive Awards hereunder.

SECTION	3. SHARES SUBJECT TO THIS PLAN

The total number of Shares that may be issued under or subject to Awards shall not exceed 10.0% of the Company’s outstanding Shares on a fully diluted basis at any time. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in Section 5.1. If any Awards granted awarded under this Plan are forfeited for any reason, the number of forfeited Shares shall again be available for purposes of granting Awards under this Plan.

SECTION	4. ADMINISTRATION

4.1            Administration. This Plan shall be administered by the Committee.

4.2            Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a)            to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)           to determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)            to determine the number of Shares that shall be the subject of each Award;

(d)            to determine the terms and provisions of each Award (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i)              the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)             the effect of Employment Termination on an Award;

(iii)            the effect of approved leaves of absence;

(iv)            to construe the respective Award Agreements and this Plan;

(v)             to make determinations of the Fair Market Value of Shares;

(vi)            to waive any provision, condition or limitation set forth in an Award Agreement;

(vii)           to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(viii)         to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.2 shall be final and conclusive.

4.3            Term of Plan. No Awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.

SECTION	5. CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1            All Awards. All Awards shall be subject to the following terms and conditions:

(a)            Changes in Capital Structure. If the number of outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan shall be increased in proportion to such increase in outstanding Shares. If the number of outstanding Shares is decreased by means of a reverse share split or other combination or by a reclassification of Shares, then, from and after the record date for such combination or reclassification, the number and class of Shares subject to this Plan shall be decreased in proportion to such decrease in outstanding Shares.

(b)            Certain Corporate Transactions. In the event of any change in the capital structure or business of the Company by reason of any recapitalization, reorganization, merger, consolidation, split-up, subdivision, combination, exchange of Shares or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of Shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee or the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee or the Board in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

(c)             Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”).

(d)             Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the applicable Award Agreement.

(e)             Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee or the Board or by will or the laws of descent and distribution.

(f)                Termination of Employment from the Company, the Advisor or any Affiliate of the Company. The Committee shall establish, in respect of each Award when granted, the effect of an Employment Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee).

(g)               Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Law, and in no event, shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(h)               Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.

5.2               Restricted Shares. Restricted Shares shall be subject to the following terms and conditions:

(a)                Grant. The Committee may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

(b)               Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

(c)                Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

(d)               Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Employment Termination occurs, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

5.3                Restricted Stock Units. RSUs shall be subject to the following terms and conditions:

(a)                Grant. The Committee may grant one or more Awards of RSUs to any Participant. Each Award of RSUs shall specify the number of RSUs granted to the Participant, the Grant Date and the restrictions imposed on the RSUs including the conditions of vesting or lapse of such restrictions. The value of each RSU is equal to the Fair Market Value of the Shares on the applicable date or time period of determination, as specified by the Committee.

(b)               Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding RSUs, RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

(c)                Payment of Restricted Stock Units. RSUs shall become payable to a Participant at the time or times determined by the Committee in its sole discretion and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a RSU may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Shares or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a RSU shall be made based upon the Fair Market Value of the Shares, determined on such date or over such time period as determined by the Committee in its sole discretion.

(d)               Dividend Equivalent Rights. RSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its sole discretion, and, unless otherwise determined by the Committee, will be paid at the time the underlying RSU is payable. Unless otherwise determined by the Committee, dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying RSU.

(e)                Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Employment Termination occurs, the Participant shall automatically forfeit all RSUs still subject to restriction.

(f)                No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a RSU until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

SECTION	6. SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

SECTION	7. EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Advisor or any Affiliate of the Company to terminate any Participant’s employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director or consultant of, the Company, the Advisor or any Affiliate of the Company.

SECTION	8. AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. Notwithstanding any provision of the Plan to the contrary, if the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code.

SECTION	9. LIABILITY AND INDEMNIFICATION OF THE BOARD

No person constituting, or member of the group constituting, the Board shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board against, and each person or member of the group constituting the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

SECTION	10. SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION	11. SECTION 409A OF THE CODE

Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards granted under the Plan are intended to be exempt from, or comply with, Section 409A of the Code. The Plan and any Awards granted under the Plan shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner intended to comply with Section 409A of the Code. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)                A termination of service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or an Award, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 11(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(b)               Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)                If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

SECTION	12. WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Shares, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

SECTION	13. GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION	14. EFFECTIVE DATE AND PROCEDURAL HISTORY

This Plan is an amendment and restatement of the Employee and Director Incentive Restricted Share Plan of American Realty Capital Global Daily Net Asset Value Trust, Inc. that was originally approved by the Board on April 20, 2012 (the “Effective Date”) and was approved in that form by the holders of the Company’s voting Shares on April 20, 2012. The Board approved and adopted the Plan in the form set forth herein on April 8, 2015.